                                  EXHIBIT 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A (File No. 33-69724) of MMA Praxis Mutual Funds of our report dated February 16, 1998 on our audits of the financial statements and financial highlights of MMA Praxis Mutual Funds (comprising the Intermediate Income Fund, the Growth Fund and the International
Fund) as of December 31, 1997 and for the periods then ended. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Auditors" in the Prospectus and under the captions "Auditors" and "Financial Statements" in the Statement of Additional Information relating to MMA Praxis Mutual Funds in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A (File No. 33-69724).



                                                     COOPERS & LYBRAND L.L.P.

Columbus, Ohio

March 19, 1998